Exhibit 10.5

EXECUTION VERSION

THIS TAX COOPERATION AGREEMENT (“Agreement”) is entered into as of November 19, 2009, among eBay Inc., a Delaware corporation, (“eBay”), Springboard Group S.à r.l. (formerly SLP III Cayman DS IV Holdings S.à r.l.), a Luxembourg private limited liability company (société à responsabilité limitée) (“Buyer”) and Skype Technologies S.A., a Luxembourg public limited company (société anonyme), (“Skype” and, together with Buyer, the “Buyer Parties”, and collectively with eBay, the “Parties” and each a “Party”).

WHEREAS, eBay, eBay International AG, a Swiss company, Buyer and certain other parties entered into an Agreement for the Sale and Purchase of the Entire Share Capital of, among other entities, Skype Luxembourg Holdings S.À.R.L., a Luxembourg private limited liability company (société à responsabilité limitée) and Sonorit Holdings, AS, a Norwegian company, dated as of September 1, 2009, as amended on September 14, 2009 (the “Purchase Agreement”); and

WHEREAS, pursuant to Clauses 5.11 and 6.1.10 of the Purchase Agreement, the Parties are entering into this Agreement to set forth their agreement with respect to certain tax-related matters.

NOW, THEREFORE, in consideration of the foregoing, the mutual agreements and covenants contained herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1.	Definitions. In this Agreement, the following terms have the meanings specified or referred to in this Section 1 and shall be equally applicable to both the singular and plural forms. Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Purchase Agreement. The words “including,” “include” and “includes” shall each be deemed to be followed by the term “without limitation.” Any agreement, schedule, attachment, task order or exhibit referred to herein shall mean such agreement, schedule, attachment task order or exhibit as amended, restated, supplemented or modified from time to time to the extent permitted by the applicable provisions thereof and this Agreement. Reference to any statute, rule or regulation means such statute, rule or regulation as amended and supplemented at the time and from time to time and includes any successor statute, rule or regulation. Unless otherwise stated, references to recitals, articles, sections, paragraphs, schedules, exhibits and task orders shall be references to recitals, articles, sections, paragraphs, schedules, exhibits and task orders of this Agreement. As used in this Agreement:

1.1.	“Buyer’s Group Undertaking” has the meaning set forth in the Purchase Agreement.

1.2.	“Code” means the U.S. Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder.

1.3.	“Completion Date” means the date on which “Completion” occurs under the Purchase Agreement.

1.4.	“United States Shareholder” has the meaning set forth in Section 951(b) of the Code.

2.	Tax Cooperation.

2.1.	Buyer agrees to provide eBay with regular meetings, calls and other communications (which may be by e-mail) (each, an “Initial Notice”) to review, in reasonable detail, proposed material changes (including, without limitation, new business initiatives, changes to existing business models, mergers, acquisitions, dispositions of stock or assets, or material changes in the source or character of income) to the existing operations of one or more Buyer’s Group Undertakings (the “Material Changes”). Buyer shall be available for a meeting or telephonic conference call between eBay and Buyer to be held, at eBay’s request, not later than five (5) Business Days of receipt by eBay of the Initial Notice to discuss such proposed Material Change. eBay may provide written notice (a “Subpart F Notice”) to Buyer within ten (10) Business Days of receipt by eBay of an Initial Notice that the proposed Material Change described in such Initial Notice will, in its reasonable judgment, result in an increase in the amount of (i) foreign personal holding company income (within the meaning of Section 954(c) of the Code) but only to the extent such foreign personal holding company income arises as a result of payments of royalties or rent between related parties (as determined under Section 954(d)(3) of the Code), (ii) foreign base company sales income (within the meaning of Section 954(d) of the Code) or (iii) foreign base company services income (within the meaning of Section 954(e) of the Code), in each case, only of any Buyer’s Group Undertaking (together, the “Covered Subpart F Income”). Any Subpart F Notice must include a reasonable explanation of eBay’s legal analysis and a detailed calculation of the anticipated quantum of the increase in the amount of Covered Subpart F Income.

2.2.	If eBay provides a Subpart F Notice to Buyer:

(a)	Buyer shall consider in good faith eBay’s concerns, and

(b)	during the course of planning and preparation for the implementation of the proposed Material Change referenced in such Subpart F Notice, each of Buyer and eBay shall use commercially reasonable efforts and cooperate in good faith, and in a timely manner, to structure its operations or help structure the relevant proposed Material Change so as to minimize the increase in the amount of the Covered Subpart F Income in a manner that is agreeable to both Buyer and eBay.

2.3.	If eBay provides a Subpart F Notice to Buyer (and Buyer and eBay are unable to agree on a restructuring of the Material Change referenced therein), and if Buyer implements such Material Change without the consent of eBay, the Parties shall cause Buyer (or a Buyer’s Group Undertaking on Buyer’s behalf) to pay to eBay, in accordance with the terms of this Agreement, an amount equal to the U.S. federal income tax (the “Additional Tax”) required to be paid by eBay in respect of eBay’s pro rata share (as determined in accordance with Section 951 of the Code) of the increase in Covered Subpart F Income arising as a result of such Material Change for each taxable year of eBay (as determined for U.S. federal income tax purposes) until such taxable year following the taxable year in which eBay is not a United States Shareholder with respect to any Buyer’s Group Undertaking at any time during such taxable year of Buyer; provided, however, that no payment shall be made except and to the extent the aggregate amount of Additional Tax exceeds €1,000,000; and provided, further, that no payment shall be made in respect of any taxable year of eBay during which no Buyer’s Group Undertaking is a controlled foreign corporation within the meaning of Section 957 of the Code. The amount of Additional Tax shall be determined by taking into account all credits (including foreign tax credits), losses (including loss carry-forwards) or other deductions to which eBay is entitled and, for the avoidance of doubt, shall not, in any taxable year of eBay, exceed the total amount of U.S. federal income tax required to be paid by eBay in that taxable year. eBay shall use commercially reasonable efforts to offset the U.S. federal income tax it is required to pay arising from its pro rata share of the increase in the Covered Subpart F Income with foreign tax credits and otherwise reduce the amount of any Additional Tax required to be paid.

2.4.

With respect to each taxable year in respect of which a payment is required to be made pursuant to Section 2.3 above, eBay shall (i) provide Buyer with a reasonable explanation and a detailed calculation of the amount of Additional Tax for such taxable year at least sixty (60) Business Days prior to the date described in Section 2.7(i) below and (ii) a certification of the Vice President, Tax of eBay to Buyer that the amount of the Additional Tax for such taxable year has been calculated accurately and in accordance with Section 2.3. If Buyer notifies eBay in writing, within thirty (30) Business Days of receipt of the explanation and calculation presented by eBay, that it reasonably disagrees with such explanation and calculation, together with a reasonable explanation of the items of disagreement and the basis for such disagreement (amounts in dispute, the “Disputed Amounts” and amounts not in dispute, the “Undisputed Amounts”), Buyer and eBay shall jointly appoint an independent nationally recognized accounting firm mutually acceptable to both Buyer and eBay (the “Independent Expert”) to review eBay’s books and records (with such review limited to the Disputed Amounts) and determine, within thirty (30) Business Days following such appointment, the amount of the Additional Tax related to the Disputed Amounts for the relevant taxable year in accordance with Section 2.3. The Parties agree that the determination of the Independent Expert shall be conclusive and binding on all of the Parties. The fees of the Independent Expert shall be divided equally between Buyer and eBay. Any books and records provided by eBay to the Independent Expert for its review shall be kept strictly confidential and neither Buyer nor any Buyer’s Group Undertaking shall be entitled to review any of such books and records.

2.5.	Section 2.3 above shall not apply to the extent any Material Change is (i) required by, or recommended by counsel to comply with, law or regulation, (ii) required by the decision of a court or tribunal or any similar binding agreement or determination from which either no appeal lies or in respect of which no appeal is made within the prescribed time limit, (iii) requested by any Governmental Entity or (iv) the product of any settlement or other agreement with any Governmental Entity. With respect to any decision (x) to not appeal any decision or similar binding agreement or determination in clause (ii), (y) to accede to any request described in clause (iii) or (z) to enter into any settlement or other agreement described in clause (iv), to the extent practicable, eBay shall be consulted, and its views shall be taken into account in good faith, by Buyer prior to Buyer making such decision.

2.6.	In the event that any Material Change is implemented (i) without provision of an Initial Notice describing such Material Change or (ii) prior to the earlier of (y) ten (10) Business Days following provision of such Initial Notice and (z) receipt by Buyer of a Subpart F Notice from eBay, Buyer shall be required to pay (or cause a Buyer’s Group Undertaking to pay on Buyer’s behalf) to eBay an amount equal to the Additional Tax as determined in accordance with Sections 2.1, 2.3 and 2.4 above.

2.7.	Buyer shall pay (or cause a Buyer’s Group Undertaking to pay on Buyer’s behalf) to eBay the amount of any Additional Tax required to be paid pursuant to this Agreement with respect to a taxable year of eBay on the later of (i) three (3) Business Days prior to the date eBay is required to make its final payment of U.S. federal income tax for the relevant taxable year and (ii) the date that is two (2) Business Days following receipt of the certification of the Vice President, Tax described in Section 2.4 above; provided, however, that if Buyer disagrees with the explanation and calculation presented by eBay in accordance with Section 2.4 above, no payment of Additional Tax relating to Disputed Amounts shall be required to be made until two (2) Business Days following the date that the Independent Expert makes its determination of the amount of the Additional Tax or the disagreement with respect to the Disputed Amounts is otherwise resolved. If Buyer or Skype fails to make payment (or to cause a Buyer’s Group Undertaking to make payment) of any Additional Tax in accordance with this Section 2.7, the Buyer Parties shall cause Buyer (or a Buyer’s Group Undertaking on Buyer’s behalf) to pay to eBay interest at the Agreed Rate on the amount, if any, of such Additional Tax from the date on which such payment was due pursuant to this Section 2.7 until the date the payment of such Additional Tax is made to eBay. The obligation of Buyer and Skype to pay amounts under this Agreement shall be joint and several.

2.8.

eBay shall pay to Buyer (until Buyer has recouped the aggregate amount of Additional Tax previously paid by Buyer or any Buyer’s Group Undertaking to eBay) any proceeds received from the sale, exchange or other disposition by eBay after the Completion Date of any equity interests in Buyer or any Buyer’s Group Undertaking at a gain (as determined for U.S. federal income tax purposes). eBay shall make such payment within two (2) Business Days of receipt of such proceeds.

2.9.

The provisions of Section 2.3 shall terminate on the third (3rd) anniversary of the Completion Date with respect to Material Changes to be implemented after such date; provided, however, that the provisions of Sections 2.1 and 2.2 shall apply in accordance with the terms of this Agreement through such third (3rd) anniversary, regardless of whether the Material Change is implemented after such date.

2.10.	The provisions of Sections 2.1 through 2.7 shall terminate, and the Buyer Parties shall have no further liability to eBay under such sections, with respect to taxable years (as determined for U.S. federal income tax purposes) of eBay beginning after any taxable year of Buyer in which eBay is not a United States Shareholder with respect to any Buyer’s Group Undertaking at any time during such taxable year of Buyer.

2.11.	Section 10.4 of the Purchase Agreement shall not apply to payments by Buyer (or any Buyer’s Group Undertaking) to eBay under this Agreement.

3.	General Provisions.

3.1.	Effectiveness. This Agreement shall come into full force and effect at Completion.

3.2.	Notices. Any notices or other communications required or permitted hereunder (other than an Initial Notice) shall be in writing and shall be sufficiently given (and shall be deemed to have been duly given upon receipt) if sent by overnight mail, registered mail or certified mail, postage prepaid, facsimile or e-mail (with receipt confirmed telephonically) or by hand, to the Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 3.2):

If to eBay:

Marked for the attention of the General Counsel

eBay Inc.

2145 Hamilton Avenue

San Jose, CA 95125

United States

Telephone No.: + 1 (408) 376-7400

Facsimile No.: +1 (408) 376-7514

If to Buyer:

Marked for the attention of the Board of Managers

Springboard Group S.à.r.l

65 Boulevard Grande-Duchesse

Charlotte

L-1311 Luxembourg

Telephone No.: +352 26 44 91

Facsimile No.: +352 2638 3507

with copies to:

Marked for the attention of the General Counsel

Silver Lake

2775 Sand Hill Road

Suite 100

Menlo Park, CA 94025

United States

Telephone No.: +1 (650) 233-8120

Facsimile No.: +1 (650) 233-8125

If to Skype:

Marked for the attention of the General Counsel

Skype Technologies S.A.

22/24 boulevard Royal

6th Floor

L-2449 Luxembourg

Telephone No.: +352 2663 9130

Facsimile No.: +352 2663 9550

3.3.	Amendments. This Agreement may only be amended, modified or supplemented by an instrument in writing designated as an amendment to this Agreement and executed by eBay, Buyer and Skype.

3.4.	Counterparts. This Agreement may be executed in multiple counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement. A facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original.

3.5.

Governing Law and Choice of Forum. This Agreement and all claims arising out of or based on this Agreement or relating to the subject matter hereof shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice-of-law rules that would require the application of the laws of another jurisdiction. The parties hereby irrevocably consent to the exclusive jurisdiction of, and venue in, any federal or state court of competent jurisdiction located in the State of New York in New York City for the purposes of adjudicating any matter arising out of or relating to this Agreement.

3.6.	Waiver of Jury Trial. EACH PARTY HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 3.6. ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 3.6 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL JURY.

3.7.	Waiver. The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by the Party entitled to the benefits of such term, but such waiver shall be effective only if it is in a writing signed by the Party entitled to the benefits of such term and against which such waiver is to be asserted. Unless otherwise expressly provided in this Agreement, no delay or omission on the part of a Party in exercising any right or privilege under this Agreement shall operate as a waiver thereof, nor shall any waiver on the part of a Party of any right or privilege under this Agreement operate as a waiver of any other right or privilege under this Agreement nor shall any single or partial exercise of any right or privilege preclude any other or further exercise thereof or the exercise of any other right or privilege under this Agreement.

3.8.	Severability. If any provision of this Agreement or the application of any such provision to a Party or circumstance shall be declared judicially to be invalid, unenforceable or void, such decision shall not have the effect of invalidating or voiding the remainder of this Agreement, it being the intent and agreement of the Parties that this Agreement shall be deemed amended by modifying such provision to the extent necessary to render it valid, legal and enforceable while preserving its intent or, if such modification is not possible, by substituting therefor another provision that is valid, legal and enforceable and that achieves the same objective.

3.9.

Entire Agreement. This Agreement and any documents incorporated by reference constitute the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, whether written or oral, between the Parties or any of them with respect to the subject matter hereof, and there are no representations, understandings or agreements relating to the subject matter hereof that are not fully expressed in this Agreement.

3.10.	Section Headings. Titles to sections are inserted for convenience of reference only and shall not be deemed a part of or to affect meaning or interpretation of this Agreement.

3.11.	Interpretation. The terms and conditions of this Agreement are the result of negotiations between the Parties. The Parties intend that this Agreement should not be construed in favor of or against any Party by reason of the extent to which any Party or its professional advisors participated in the preparation or drafting of the Agreement.

[signature page follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first written above.

EBAY INC.

By:	/S/ MICHAEL R. JACOBSON
Name:	Michael R. Jacobson
Title:	SVP, Legal Affairs, General Counsel & Secretary

SPRINGBOARD GROUP S.À R.L.

By:	/S/ JAMES A. DAVIDSON
Name:	James A. Davidson
Title:	Manager

SKYPE TECHNOLOGIES S.A.

By:	/S/ LAURA SHESGREEN
Name:	Laura Shesgreen
Title:	Director

By:	/S/ ROBERT MILLER
Name:	Robert Miller
Title:	Director

[Tax Cooperation Agreement Signature Page]